UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2016
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 13, 2016 to elect ten directors, to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm, and to provide advisory approval or disapproval of executive compensation. The results of the voting are as follows:

Proposal 1 - Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	20,298,885	—	1,215,285	4,898,289
Gerard M. Anderson	21,076,291	—	437,879	4,898,289
Patrick E. Bowe	21,065,743	—	448,427	4,898,289
Catherine M. Kilbane	20,625,531	—	888,639	4,898,289
Robert J. King, Jr.	20,658,267	—	855,903	4,898,289
Ross W. Manire	21,119,938	—	394,232	4,898,289
Donald L. Mennel	20,927,102	—	587,068	4,898,289
Patrick S. Mullin	21,107,383	—	406,787	4,898,289
John T. Stout, Jr.	20,677,884	—	836,286	4,898,289
Jacqueline F. Woods	20,509,135	—	1,005,035	4,898,289

Proposal 2 - Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2016:

For:	25,506,506
Against:	836,477
Abstain:	69,476
Non Votes:	—

Proposal 3 - Advisory approval or disapproval of executive compensation (non-binding):

For:	16,117,293
Against:	5,313,047
Abstain:	83,830
Non Votes:	4,898,289

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 16, 2016	By:	/s/ John Granato

Name: John Granato
Chief Financial Officer
(Principal Financial Officer)